Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CAMERON INTERNATIONAL CORPORATION

(hereinafter called the “Corporation”)

Adopted and Effective as of April 1, 2016

ARTICLE I
OFFICES

Section 1.1.           Registered Office.  The Corporation’s registered office in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

Section 1.2.           Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
CAPITAL STOCK

Section 2.1.           Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates of stock, signed in the name of the Corporation (i) by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares of stock in the Corporation owned by the holder named in the certificate.  Any or all of the signatures of such officers on the certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Section 2.2.           Lost, Stolen or Destroyed Certificates.  The board of directors of the Corporation (the “Board of Directors”) may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 2.3.           Transfers of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 2.4.           Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 2.5.           Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Corporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE III
MEETINGS OF STOCKHOLDERS

Section 3.1.           Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2.           Annual Meetings.  The annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.3.           Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President, a Vice President, or the Secretary of the Corporation and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 3.4.           Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 3.5.           Record Date.  The Board of Directors may fix a date, not less than 10 nor more than 60 days preceding the date of any meeting of the stockholders, as a record date for determination of stockholders entitled to notice of, or to vote at, such meeting.  The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 3.6.           Quorum.  Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 3.8 of these Bylaws until a quorum shall attend.

Section 3.7.           Voting; Proxies.  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

Section 3.8.           Adjournments.  Any meetings of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.9.           List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 3.10.         Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to which stockholders are entitled (a) to vote in person or by proxy at any meeting of stockholders, or (b) to examine either the stock ledger, the list required by Section 3.9 of this Article III or the books of the Corporation.

Section 3.11.         Action by Consent of Stockholders in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV
DIRECTORS

Section 4.1.           Number and Tenure.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.  The number of directors constituting the whole Board of Directors shall be determined by the affirmative vote of a majority of the directors at any time constituting the Board of Directors, and such number may be increased or decreased from time to time by resolution or by the due election of that number of directors by the stockholders.  Except as provided in Section 4.2 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  Any director may resign at any time upon notice to the Corporation.  A director need not be a stockholder of the Corporation or a resident of the State of Delaware.

Section 4.2.           Vacancies.  Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of votes cast at a meeting of stockholders, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director’s successor is duly elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.3.           Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

Section 4.4.           Special Meetings.  Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, if any, the President, a Vice President or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.  Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least 24 hours before the special meeting.

Section 4.5.           Meetings by Conference Telephone.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.5 shall constitute presence in person at such meeting.

Section 4.6.           Quorum; Vote Required for Action.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.7.           Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President or a Vice President, or in their absences by a chairman chosen at the meeting.  The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.8.           Actions of the Board by Written Consent in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 4.9.           Committees.  The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more of the directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.  Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.

The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law.  The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it.  A majority of the members of any such committee shall constitute a quorum.  Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary.  Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article IV as the same shall from time to time be amended.  Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of a member of a committee shall not of itself create contract rights.

Section 4.10.         Compensation and Reimbursement of Expenses.  The directors shall receive no compensation for their services but may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.  No such reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

Section 4.11.         Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes, approves or ratifies the contract or transaction.  Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

ARTICLE V
OFFICERS

Section 5.1.           General.  The officers of the Corporation shall consist of a President, a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint.  Such officers may include, without limitation, a Chairman of the Board, a President, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries.  Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, if any, need such officers be directors of the Corporation.  Any officer may resign at any time upon written notice to the Corporation.  The Board of Directors may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Corporation. Election or appointment of an officer or an agent shall not of itself create contractual rights.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2.           Powers and Duties.  The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 5.3.           Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, if any, the President, or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI
INDEMNIFICATION

Section 6.1.           Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 6.3, the Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he, or any person of whom he is the legal representative, is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 6.2.           Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 6.3, the Corporation shall indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, or any person of whom he is the legal representative, is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any action, suit or proceeding relating thereto exists or is brought), as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other courts shall deem proper.

Section 6.3.           Authorization of Indemnification.  Upon written request by a claimant for indemnification, any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 or 6.2, as the case may be.  Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) if such directors so direct, by the stockholders.  To the extent, however, that a director, officer, or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 6.4.           Good Faith Defined.  For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, or employee. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 6.1 or 6.2, as the case may be.

Section 6.5.           Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director, officer, or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.1 or 6.2, as the case may be. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application.

Section 6.6.           Expenses Payable in Advance.  To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, such advances to be paid by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer or employee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise. All of the rights as to indemnification, advancement of expenses and otherwise conferred in this Article VI shall be contract rights between the Corporation and each person to whom such rights are extended that vest at the commencement of such person’s service to or at the request of the Corporation.

Section 6.7.           Non-exclusivity and Survival of Indemnification.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the person specified in Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. All of the rights, as to indemnification, advancement of expenses and otherwise, provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, or employee or ceased to serve at the Corporation’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment or modification of this Article VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

Section 6.8.           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

Section 6.9.           Meaning of “Corporation” for Purposes of Article VI.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer, or employee of such constituent Corporation, or is or was serving at the request of such constituent corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 6.10.         Definitions for the Purposes of Article VI.  Except as otherwise provided in Section 6.4, for purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, or employee of the Corporation which imposes duties on, or involves services by, such director, officer, or employee with respect to an employee benefit plan, its participants or beneficiaries; a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI; and references to “independent counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Section 6.11.         Savings Provision.  If this Article VI or any portion hereof shall be held to be invalid, illegal or unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each person who is or was a director, officer, or employee, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and, to the fullest extent possible, the provisions of this Article VI (including, without limitation, any portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.12.         Amendment or Repeal.  No amendment, alteration or repeal of this Article VI or any provision thereof shall be effective as to any indemnitee under this Article VI for acts, omissions, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal.

Section 6.13.         Survival of Rights.  The provisions of this Article VI shall continue as to an indemnitee under this Article VI whose status as an indemnitee has ceased and shall inure to the benefit of his heirs, executors and administrators.

ARTICLE VII
NOTICES

Section 7.1.           Notices.  Whenever written notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by facsimile transmission, telegram, telex, cable or electronic mail.

Section 7.2.           Waiver of Notice.  Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VIII
MISCELLANEOUS

Section 8.1.           Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.2.           Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.3.           Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 8.4.           Amendments.  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office.